Exhibit 99.1

From:                                      @fda.hhs.gov>

Sent: Friday, November 6, 2020 2:23 PM

To:                         @praxismedicines.com>

Subject: IND 145451

Hello             ,

This email is in reference to your IND 145451 dated October 8, 2020 for PRAX-114.

This email serves to inform you that we have reviewed your submission and your study has been placed on a full clinical hold.

All Hold and Non-hold comments will be communicated to you in next 30 days via formal correspondence.

Thanks,

Division of Psychiatry

Center for Drug Evaluation & Research

U.S. Food and Drug Administration

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